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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             BOYKIN LODGING COMPANY

                                       AND

                                ROBERT W. BOYKIN



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                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT is entered into as of the ___ day of ___________, 1996, between Boykin Lodging Company, an Ohio corporation (the "Company"), and Robert W. Boykin (the "Executive").


                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

                  1.       EMPLOYMENT.

                           (a)      The Company hereby employs the Executive as
its President and Chief Executive Officer and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

                           (b)      During the term of this Employment Agreement
and any renewal hereof (all references herein to the term of this Employment Agreement shall include references to the period of renewal hereof, if any), the Executive shall be and shall have the titles of President and Chief Executive Officer and shall devote such business time and efforts to his employment as the Executive deems appropriate and perform diligently such duties as are customarily performed by Chief Executive Officers of publicly-held real estate investment trusts, together with such other duties as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board"), which duties shall be consistent with his positions as set forth above and as provided in Paragraph 2.

                  2.       TERM AND POSITIONS.

                  (a) Subject to the provisions for renewal and termination hereinafter provided, the term of this Employment Agreement shall begin on the date hereof and shall continue for calendar year 1997 and for the succeeding two calendar years. As of January 1, 1998, and the first day of each succeeding calendar year thereafter, such term automatically shall be extended for one (1) additional calendar year, beginning with the calendar year commencing January 1, 2000, and thereafter, unless: (i) this Employment Agreement is terminated as provided in Paragraph 5(a)(i) or 5(a)(ii) or (ii) either the Company or the Executive shall give at least one calendar year's written notice of termination of this Employment Agreement to the other at least 30 days before January 1, 1998, or the beginning of any such succeeding calendar year (for example, unless such written notice of termination is given on or prior to December 2, 1997, the term of this Employment Agreement automatically will be extended, effective January 1, 1998, until December 31, 2000).



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                           (b)      The Executive shall be entitled to serve as
the President and Chief Executive Officer of the Company. Without limiting the general scope of the Executive's position: (i) the Executive shall not be required to report to any single individual and shall report only to the Board as an entire body, (ii) no other individual shall be elected or appointed as Chief Executive Officer of the Company, (iii) the highest levels of other executive officers of the Company shall report to no individual other than the Executive, and (iv) no individual or group of individuals (including a committee established or other designee appointed by the Board) shall have any authority over or equal to the authority of the Executive in his role as Chief Executive Officer, and neither the Company, the Board, nor any member of the Board shall take any action which will or could have the effect of, or appear to have the effect of, giving such authority to any such individual or group. The Executive shall be entitled to the full protection of applicable indemnification provisions of the articles of incorporation and code of regulations of the Company, as the same may be amended from time to time, for his service as a director, officer and employee of the Company.

                           (c)      If:

                              (i) the Company materially changes the
                  Executive's duties and responsibilities as set forth in Paragraph 1(b) or 2(b) without his consent (including, without limitation, by violating any of the provisions of clause (i),
                  (ii), (iii) or (iv) of Paragraph 2 (b));

                              (ii) the Executive's place of employment or the
                  principal executive offices of the Company are moved to a location more than fifty (50) miles from the geographical center of Cleveland, Ohio;

                              (iii) there occurs a material breach by the
                  Company of any of its obligations under this Employment Agreement (other than those specified in this Section 2(c)) that has not been cured in all material respects within ten
                  (10) days after the Executive gives notice thereof to the Company;

                               (iv) there occurs a "change in control" (as
                  hereinafter defined) of the Company; or

                                (v) the Board or any nominating committee
                  thereof or committee performing a Board nomination function fails to nominate the Executive for election to the Board in connection with any shareholders' meeting to be held or action to be taken for the election of directors;


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then the Executive shall have the right to terminate his employment with the
Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in Paragraph 5(a)(ii)).

                           (d) The Executive shall be considered not to have
consented to any written proposal calling for a material change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board within fifteen (15) days after receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

                           (e) The term "change in control" means the first
to occur of the following events:

                                    (i) any person or group of commonly
                  controlled persons owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the equity interests in the Company following consummation of the initial public offering of the Company's Common Shares, without par value (the "IPO"); or

                               (ii) any person or group of commonly controlled
                  persons who own less than five percent (5%) of the voting control or value of the equity interests in the Company during the first 30 days following the consummation of the IPO acquire ownership or control, directly or indirectly, of more than twenty percent (20%) of the voting control or value of the equity interests in the Company;

                              (iii) the shareholders of the Company approve an
                  agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the equity interests in the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

                    Notwithstanding the foregoing provisions of this Paragraph 2, the ownership of equity interests in the Company by the Executive, John E. Boykin, William J. Boykin and their

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respective affiliates shall not be considered to result in a "change in control"
of the Company.

                  3.       COMPENSATION.

     During the term of this Employment Agreement the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 3.

     (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum, to be increased (but not decreased) from time to time (based upon the performance of the Company and the Executive) in a manner consistent with the compensation of Chief Executive Officers of publicly-held real estate investment trusts.

     (b) The Company shall pay to the Executive bonus compensation for each calendar year of the Company, not later than sixty (60) days following the end of that year or the termination of his employment, as the case may be, prorated on a per diem basis for partial calendar years, and determined and calculated in a manner set forth on Exhibit A attached hereto.

     (c) The Company shall provide to the Executive and his family all the medical, dental, and all other group insurance benefits which the Company provides generally to employees of the Company during active employment. In the event of disability or death of the Executive, these benefits shall be continued by the Company for life for the Executive and his spouse.

     (d) The Company shall provide to the Executive a suitable new, air-conditioned, full-sized automobile, or other automobile of equal or lesser value of the Executive's choice, for the exclusive use of the Executive, together with automobile theft, casualty, and liability insurance, and payment or reimbursement of the Executive for use of a cellular telephone and all charges related thereto (including usage) and all maintenance, repair and gasoline or, in lieu of the foregoing automobile, an automobile allowance as exists from time to time under Company policy, the dollar amount of which shall be substantially commensurate with the cost for such automobile, together with telephone charges, insurance costs, maintenance, repairs and gasoline for the Executive's personal vehicle used in lieu thereof.

     (e) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under their terms (and nothing in

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this Agreement shall or shall be considered to in any way affect the Executive's rights and benefits thereunder except as expressly provided herein).

     (f) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by the Executive in his reasonable and good faith discretion, which in any event shall be not less than as provided generally under the Company's vacation and sick leave policy for executive officers.

     (g) The Executive shall be entitled to participate in any option or other employee benefit compensation plan that is generally available to senior executive officers, as distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of that plan.

     (h) The Company shall, on the Executive's behalf, bear the cost of initiation and regular membership fees and dues, incurred during the term of this Employment Agreement, for one country club, one golf club and one downtown business club, and shall reimburse the Executive the amount of any charges actually and reasonably incurred at such clubs in the conduct of the Company's business.

     (i) Beginning on the day after the cessation of the Executive's employment with the Company, except in the case of termination of the Executive's employment for cause under Paragraph 5, and continuing until the Executive's death or the date, if ever, on which the Executive begins full-time employment with another employer, the Company shall provide to the Executive, at no cost to the Executive, office space at a location (other than the executive offices of the Company) suitable to the Executive's status as the former Chief Executive Officer of the Company, a full-time secretary and other customary office support functions.

     (j) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursements to be made hereunder as the Company shall reasonably request.



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                  4. PAYMENT IN THE EVENT OF DEATH OR PERMANENT DISABILITY.

     (a) The Company shall arrange for certain life insurance benefits to be available to the Executive and his family as provided in this paragraph pursuant to a Split-Dollar Agreement between the Company and the Executive (or his assigns), in substantially the form of Exhibit B attached hereto and incorporated herein by this reference. The life insurance benefit to be provided by the Company to the Executive and his family under the Split-Dollar Agreement shall be provided under two policies. One policy shall be a joint and survivor policy in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) insuring the life of the Executive and his spouse. The other policy shall insure the Executive's life and shall be in an amount equal to the greater of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) or (ii) five (5) times the Executive's annual cash compensation paid or payable by the Company (including the base salary provided under Paragraph 3(a) of this Agreement and the bonus provided under Paragraph 3(b) of this Agreement). Each year, the amount of the life insurance benefit shall be reviewed and revised in accordance with the prior years' cash compensation paid and accrued for the benefit of the Executive, as soon as the amount of the prior year's earned cash compensation, including all cash bonuses, can be calculated.

     (b) In the event of the Executive's "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, for a period of fifteen
(15) years the Company shall pay to the Executive an annual amount equal to .80 times the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a), plus a pro rata portion of the bonus applicable to the fiscal year in which such permanent disability occurs, as such bonus is determined under Paragraph 3(b). After such fifteen (15) year period and for each year thereafter until the Executive attains age sixty-five (65), the Company shall pay to the Executive a disability benefit in an amount equal to the greater of (i) sixty-five percent (65%) of the Executive's base compensation during the year in which the disability occurred, or (ii) fifty percent (50%) of the Executive's average annual total cash compensation for the three (3) years immediately before the year in which the disability occurred. The Company, to the extent possible, shall insure such disability benefits through an insurance company. Such coverage shall contain a benefit for total, as well as partial and residual, disabilities. The Company shall review and revise the amount of coverage not less than annually in accordance with the prior year's total cash compensation as soon as the amount of cash compensation, including all cash bonuses, can be calculated.

     (c) Except as otherwise provided in Paragraphs 3(e), 3(i) (in the event of permanent disability only), 4(a), and

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4(b), in the event of the Executive's death or permanent disability, the
Executive's employment hereunder shall terminate and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

     (d) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety
(90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio, area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

                  5.       TERMINATION.

     (a) The employment of the Executive under this Employment Agreement, and the terms hereof, may be terminated by the Company:

                    (i) on the death or permanent disability (as defined in
               Section 4(d)) of the Executive,

                    (ii) for cause at any time by action of the Board. For
               purposes hereof, the term "cause" shall mean:

                         (A) The Executive's fraud, commission of a felony or of
                    an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been

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                    cured within fifteen (15) days after the Company gives
                    notice thereof to the Executive; or

                         (B) The Executive's material breach of any material
                    provision of this Employment Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive; or

                    (iii) other than for cause at any by action of the Board,
              subject to the operation of Paragraph 5(c).

          The exercise by the Company of its rights of termination under this Paragraph 5 shall be the Company's sole remedy in the event of the occurrence of an event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and any directorship held by the Executive in the Company.

     (b) In the event of a termination claimed by the Company to be for "cause" pursuant to Paragraph 5(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner, the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. If the arbitrator determines that the Executive's termination was effected for "cause," the Executive shall reimburse the Company for all compensation and benefits received by him during the pendency of the arbitration to which he is not entitled in accordance with the first sentence of Paragraph 5(c). Expenses of the arbitration shall be borne equally by the parties.

     (c) In the event of termination for any of the reasons set forth in subparagraph (a)(i) or (a)(ii) of this Paragraph 5, except as otherwise provided in Paragraphs 3(e), 3(i) (in the case of permanent disability only), 4(a), and 4(b), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. If the Company terminates the Executive's employment other than pursuant to subparagraph 5(a)(i) or 5(a)(ii) or the Executive terminates his employment pursuant to subparagraph

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2(c), all of the compensation and benefits payable to the Executive pursuant to this Employment Agreement shall be paid to the Executive for the remainder of the term of this Employment Agreement (as that term is defined in subparagraph 2(a)).

                  6.       COVENANTS AND CONFIDENTIAL INFORMATION.

     (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the term of this Employment Agreement and for a period of two (2) years thereafter (and, as to clause (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do or suffer either of the following:

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               (i) Own, manage, control or participate in the ownership,
          management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, limited liability company, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning or developing hotel properties, except that the Executive may (A) own not more than one percent (1%) of any class of publicly traded securities of any entity, and own interests in the Company and in Boykin Hotel Properties, L.P. (the "Partnership"), subject only to any restriction imposed by any agreement or instrument other than this Agreement, (B) have such an interest in, or participation, employment, engagement, affiliation, association or relationship with, any entity that manages hotel properties, so long as that entity is not engaged in the business of acquiring, owning or developing hotel properties, and (C) retain, dispose of or otherwise deal with interests in hotel properties that he acquires by inheritance, so long as the Executive's activities in connection therewith do not result in his acquisition, ownership or development of hotel properties in addition to those properties; or


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               (ii) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information: (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof,
          (C) was not acquired by the Executive in connection with his employment or affiliation with the Company, (D) was not acquired by the Executive from the Company or its representatives, or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

          (b) The Executive agrees and understands that the remedy at law for any breach by him of this Paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 6, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 6 which may be pursued or availed of by the Company.

          (c) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

     7. TAX ADJUSTMENT PAYMENTS. If all or any portion of the amounts payable to the Executive under this Employment Agreement (together with all other payments of cash or property,

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whether pursuant to this Employment Agreement or otherwise, including, without limitation, the issuance of common stock of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Employment Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Paragraph 7 has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Paragraph 7. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

                  8.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to enter into, execute and deliver this Employment Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby.

     (b) The execution and delivery of, performance of obligations under, and consummation of the transactions contemplated by, this Employment Agreement have been duly authorized and approved by all requisite corporate action by or in respect of the Company, and this Employment Agreement constitutes the legally valid and binding obligation of the Company, enforceable by the Executive in accordance with its terms.


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     (c) No provision of the Company's governing documents or any agreement to which it is a party or by which it is bound or of any material law or regulation of the kind usually applicable and binding upon the Company prohibits or limits its ability to enter into, execute and deliver this Employment Agreement, fulfill its respective obligations hereunder and consummate the transactions contemplated hereby.

                  9.       MISCELLANEOUS.

     (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

     (b) The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

     (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

     (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 9(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 6 hereof.

     (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention: General

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Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

     (f) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     (g) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     (h) This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

     (i) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.


                                              BOYKIN LODGING COMPANY

                                              By:___________________________
                                              Title:________________________

                                              And By:_______________________
                                              Title:________________________


                                              ------------------------------
                                              ROBERT W. BOYKIN


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                                    Exhibit A

                                BONUS CALCULATION

         The amount of the bonus to be paid by the Company to the Executive under Paragraph 3(b) of the Employment Agreement shall be based on the increase in the "funds from operations per share" of the Company from year to year. The bonus for calendar 1996 under this Agreement shall be based on the increase from the Company's pro forma 1995 "funds from operations per share" to the Company's 1996 "funds from operations per share." Each year thereafter, the "funds from operations per share" for the current year shall be compared to the "funds from operations per share" for the immediately preceding year. The amount of the "funds from operations per share" shall be appropriately adjusted in connection with share dividends, share splits and other changes in the Company's capitalization and shall be determined each year by the Company's Compensation Committee in conjunction with such accountants or other experts as may be appropriate. The amount of the bonus each year shall be calculated as follows:

Growth from Prior Year's                           Amount of Bonus as a
"Funds From Operations per share"                  Percentage of Base Salary
------------------------                         -------------------------

Zero to less than 5%                                         10%
5% to less than 10%                                          25%
10% to less than 15%                                         45%
15% to less than 20%                                         65%
20% or higher                                                90%

                                   EXHIBIT B

                            [SPLIT-DOLLAR AGREEMENT]


                       METROPOLITAN LIFE INSURANCE COMPANY
                  ONE MADISON AVENUE, NEW YORK, NEW YORK 10010
                        LIFE INSURANCE SALES ILLUSTRATION
                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)



For Client:
    Client:

Proposed Policy:  Survivorship Whole Life (Form # 2J-90(96))

Base Policy provides Guaranteed Level Death Benefit payable only at second death.

Base Policy provides Guaranteed Level Premiums payable for 55 years.

1st Insured's Risk Classification:          MALE    PREFERRED NONSMOKER  age 47
2nd Insured's Risk Classification:          FEMALE  PREFERRED NONSMOKER  age 45

For issue in the state of OH.

Divided Option: Dividends buy Paid-Up Additional Insurance.


                                                              Initial Contract Premiums
            Benefits Included                Annual          Semi-annual      Check-o-matic    Years to Pay
            -----------------                ------          -----------      -------------    ------------

2,500 Base Policy (Guaranteed)             $ 28,475.00       $ 15,341.25       $ 2,557.50          55
                                             ---------         ---------         --------
     Total Initial Contract Premium        $ 28,475.00       $ 15,341.25       $ 2,557.50

This policy insures two individuals with the death benefit payable only at the second death, except for any First- to-Die Rider. The primary purpose of this policy is to provide for estate liquidity.

If you apply for this life insurance policy, MetLife will determine your eligibility for coverage and premiums based on your actual risk classifications and issue ages. You should compare the specifications shown above to those on page 3 of any policy you may receive. If different, your MetLife representative will explain any differences and provide you with a revised illustration.

What is Guaranteed

The Contract Premium (Base Policy premium and all riders, except First-to-Die Rider if any) shown in the illustration is guaranteed and can not be increased by MetLife. MetLife also guarantees that the Death Benefit and the Cash Value will never be less than the amount shown under the "Guaranteed" column headings as long as the policyowner pays the required Contract Premiums, when due, and does not borrow or surrender any Guaranteed Cash Value. THE GUARANTEED CASH VALUE AND THE GUARANTEED DEATH BENEFIT DO NOT REFLECT REDUCTIONS THAT WOULD RESULT FROM ANY POLICY LOANS FROM ANY POLICY LOANS OR SURRENDERS.

                       METROPOLITAN LIFE INSURANCE COMPANY
                  ONE MADISON AVENUE, NEW YORK, NEW YORK 10010
                        LIFE INSURANCE SALES ILLUSTRATION
                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)



What is Non-Guaranteed

Amounts shown under the "Non-Guaranteed" columns reflect dividends. Dividends -- WHICH CAN NOT BE GUARANTEED, PREDICTED, OR EVEN ESTIMATED -- may be used to increase your Death Benefit and/or Cash Value, used to reduce your Premium Outlay, taken in cash, or applied under certain combinations of these uses. This illustration is based on the 1996 dividend scale.

Since dividends will vary as changes occur MetLife's investment earnings (interest), claims experience, and expenses, your actual Non-Guaranteed Cash Value, Death Benefit, and Premium Outlay may differ (more or less) from what is shown in the illustration.

In addition, the actual dividend option you choose and the extent to which you borrow or surrender your policy's cash value will also cause your Non-Guaranteed Cash Value and Death Benefit, as well as your Premium Outlay to be more or less than what is shown in the illustration.

The purpose in showing the "Non-Guaranteed" columns is to assist you in understanding how the policy works, NOT how it will perform.

ACCELERATED PAYMENT ARRANGEMENT -- Dividends can also be used to reduce the number of years premium payments must be made in cash as shown in the Premium Outlay column.

Additions Rider Cash Value if any.

Since dividends are NON-GUARANTEED, the actual number of years you will have to pay the Contract Premium which continues to be required for 55 years, in cash, may differ from what is shown in this illustration. If dividends are reduced, some additional out-of-pocket cash outlays may be required by you even after cash outlays have been discontinued under the Accelerated Payment Arrangement.

The following table demonstrated how dividends may affect policy values.

                       GUARANTEED                       NON-GUARANTEED                 NON-GUARANTEED
                                                      CURRENT DIV. SCALE       CURRENT DIV. SCALE (LESS 1% OF
                                                                                   THE INTEREST COMPONENT)

    POLICY    CONTRACT       DEATH       CASH     PREMIUM     DEATH        CASH      PREMIUM     DEATH     CASH
     YEAR      PREMIUM      BENEFIT      VALUE    OUTLAY     BENEFIT       VALUE     OUTLAY     BENEFIT    VALUE

      5         28475      25000000       8000     28475     2653674      108340      28475     2630333    104036

      10        28475      25000000     247500     28475     2931903      351579      28475     2848424    331463

      20        28475      25000000     707500         0     2631836      759613       8851     2553315    728574

age   65        28475      25000000     602500         0     2644931      654683      11500     2550686    620750

age   65        28475      25000000     707500         0     2631836      759613       8851     2553315    728574


For the table above as well as the Standard Ledger section shown on the following pages, Contract Premiums and Premium Outlay are assumed to be paid on the first day of each policy year, and Cash Values and Death Benefits are shown, do not show the impact of any loans or cash surrenders. The Non-Guaranteed Death Benefit and Cash Value columns, which are based on the Premium Outlay shown, reflect any illustrated loans or cash surrenders. Other Non-Guaranteed columns shown in this illustration that reflect dividend balances only show the impact of any illustrated cash surrenders.

                       METROPOLITAN LIFE INSURANCE COMPANY
                  ONE MADISON AVENUE, NEW YORK, NEW YORK 10010
                        LIFE INSURANCE SALES ILLUSTRATION
                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)



Proposed Insureds:  and

Acknowledges


This illustration provides a summary of certain guaranteed and non-guaranteed values and certain other provisions relating to the policy described in this illustration. The policy must be read carefully to see exactly what benefits are provided and what conditions apply. All rights and obligations will be governed by the terms and conditions set forth in the policy itself if and when issued. You have the absolute right to return the policy for any reason to MetLife or to the sales representative from whom you purchased this policy within 10 days after you receive it (or a longer period if stated in your policy) and receive a refund of any premiums paid.

We have received all 14 pages of the illustration and understand that if any of the pages are missing this illustration is not valid. We understand that any non-guaranteed elements illustrated are subject to change. This means that the Premium Outlay, non-guaranteed cash values, and non-guaranteed death benefits may be more or less than those shown in the illustration. No representations have been made to us to the contrary. We also understand that under no circumstances (except for policy loans or surrenders) will the values and benefits ever be less than those shown as guaranteed for as long as the required contract premiums are paid.


-------------------------------------------------            Date: ------------
Signature of Applicant (policyowner)


-------------------------------------------------            Date: ------------
Signature of Applicant (policyowner)


-------------------------------------------------            Date: ------------
Signature of 1st Insured (if other than policyowner)


-------------------------------------------------            Date: ------------
Signature of 2nd Insured (if other than policyowner)

I certify that this illustration has been presented to the applicants in its entirety and that I have explained that any non-guaranteed elements illustrated are subject to change. I have made no representations that are inconsistent with the illustration.


--------------------------------------------------           Date: ------------
Signature of Representative

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER



         PREPARED FOR:   AND
         PRESENTED BY: Agent



MALE    PREFERRED  NONSMOKER  47
FEMALE  PREFERRED  NONSMOKER  45

ISSUE STATE:   OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':      $2,500,000.00
TARGET AMOUNT OF INSURANCE:                               $2,500,000.00
TARGET AMOUNT OF INSURANCE:                                                  $   28,475.00


DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE        1996 DIVIDEND SCALE, 1996 PORTFOLIO

           GUARANTEED                                                            NON GUARANTEED
                                                                                     CASH
                                                                ANNUAL             VALUE OF
POL   CONTRACT    CASH       DEATH      PREMIUM     AMOUNT      ANNUAL     LOAN     ANNUAL    ADDITIONAL  CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE     BENEFIT     OUTLAY       SURR.       LOAN    INTEREST  DIVIDEND    INSURANCE  VALUE   INSURANCE  BENEFIT

       B-O-Y    E-O-Y       B-O-Y        B-O-Y       B-O-Y       E-O-Y     E-O-Y     E-O-Y       E-O-Y    E-O-Y     E-O-Y     E-O-Y

1      28475         0      2500000      28475         0          0          0           0          0         0         0   25000000
2      28475      2500      2500000      28475         0          0          0        5000       4999      7499     31973    2531903
3      28475     25000      2500000      28475         0          0          0        5850      11248     36248     68061    2568061
4      28475     52500      2500000      28475         0          0          0        6775      18917     71417    108339    2608339
5      28475      8000      2500000      28475         0          0          0        7925      28340    108340    153674    2653674

6      28475    112500      2500000      28475         0          0          0        9250      39827    152327    204546    2704508
7      28475    142500      2500000      28475         0          0          0        9975      52936    195436    257584    2757584
8      28475    177500      2500000      28475         0          0          0       10800      67886    245386    313115    2813115
9      28475    212500      2500000      28475         0          0          0       11675      84858    297358    371162    2871162
10     28475    247500      2500000      28475         0          0          0       12625     104079    351579    431903    2931903

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.



                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIO-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

         PREPARED FOR:              AND
         PRESENTED BY:              Agent


         MALE              PREFERRED NONSMOKER   47
         FEMALE            PREFERRED NONSMOKER   45

         ISSUE STATE:      OH
         FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH
         BENEFIT':                                            $  2,500,000.00
         TARGET AMOUNT OF INSURANCE                           $  2,500,000.00
         INITIAL ANNUAL CONTRACT
         PREMIUM (see Page 1)                                                   $28,475.00

         DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE 1996 DIVIDEND
         SCALE, 1996 PORTFOLIO




           GUARANTEED                                                            NON GUARANTEED
                                                                                     CASH
                                                                          ANNUAL   VALUE OF
POL   CONTRACT    CASH       DEATH      PREMIUM     AMOUNT      ANNUAL     LOAN     ANNUAL    ADDITIONAL  CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE     BENEFIT     OUTLAY       SURR.       LOAN    INTEREST  DIVIDEND    INSURANCE  VALUE   INSURANCE  BENEFIT

       B-O-Y    E-O-Y       B-O-Y        B-O-Y       B-O-Y       E-O-Y     E-O-Y     E-O-Y       E-O-Y    E-O-Y     E-O-Y     E-O-Y

# 11   28475    287500      2500000          0     28475          0          0       13675      95143    382643    374757    2874757
# 12   28475    327500      2500000          0     28475          0          0       14800      86614    414114    324000    2824000
# 13   28475    367500      2500000          0     28475          0          0       15950      78564    446064    279242    2779242
# 14   28475    412500      2500000          0     28475          0          0       17325      71250    483750    240760    2740750
# 15   28475    457500      2500000          0     28475          0          0       18700      64744    522244    208101    2708101

# 16   28475    112500      2500000          0     28475          0          0       20200      59228    561728    181194    2681194
# 17   28475    142500      2500000          0     28475          0          0       21900      54983    607483    160208    2660208
# 18   28475    177500      2500000          0     28475          0          0       13675      52183    654683    144931    2644131
# 19   28475    212500      2500000          0     28475          0          0       25650      51141    703641    135497    2635497
# 20   28475    247500      2500000          0     28475          0          0       27750      52113    759613    131836    2631136


         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.
         # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement


                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

                  PREPARED FOR:             AND
                  PRESENTED BY:             Agent


                  MALE                      PREFERRED NONSMOKER   47
                  FEMALE                    PREFERRED NONSMOKER   45

                  ISSUE STATE:      OH
                  FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH
                  BENEFIT':                             $  2,500,000.00
                  TARGET AMOUNT OF INSURANCE            $  2,500,000.00
                  INITIAL ANNUAL CONTRACT
                  PREMIUM (see Page 1)                                      $28,475.00

                  DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE
                  1996 DIVIDEND SCALE, 1996 PORTFOLIO

           GUARANTEED                                                            NON GUARANTEED
                                                                                     CASH
                                                                          ANNUAL   VALUE OF
POL   CONTRACT    CASH       DEATH      PREMIUM     AMOUNT      ANNUAL     LOAN     ANNUAL    ADDITIONAL  CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE     BENEFIT     OUTLAY       SURR.       LOAN    INTEREST  DIVIDEND    INSURANCE  VALUE   INSURANCE  BENEFIT

       B-O-Y    E-O-Y       B-O-Y        B-O-Y       B-O-Y       E-O-Y     E-O-Y     E-O-Y       E-O-Y    E-O-Y     E-O-Y     E-O-Y

# 21   28475    760000      2500000          0     28475          0          0       30025      55426    815426    134009    2634009
# 22   28475    817500      2500000          0     28475          0          0       32675      61629    879129    142541    2642541
# 23   28475    872500      2500000          0     28475          0          0       35475      71084    943584    157423    2657483
# 24   28475    932500      2500000          0     28475          0          0       38350      84105   1016605    178515    2678505
# 25   28475    990000      2500000    -282063     28475     282062      22565       41400     101127    786499    205917    2401289

# 26   28475   1050000      2500000          0     28475          0      24370       44675     122660    843662    239872    2410814
# 27   28475   1112500      2500000          0     28475          0      26320       48225     149310    906492    280764    2425446
# 28   28475   1172500      2500000          0     28475          0      28425       52050     181696    970453    328982    2445289
# 29   28475   1232500      2500000          0     28475          0      30699       56075     220436   1038494    384873    2470431
# 30   28475   1292500      2500000          0     28475          0      33155       60300     266156   1111059    448801    2501204

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.
         # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement


                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

                  PREPARED FOR:             AND
                  PRESENTED BY:             Agent


                  MALE                      PREFERRED NONSMOKER   47
                  FEMALE                    PREFERRED NONSMOKER   45

                  ISSUE STATE:      OH
                  FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH
                  BENEFIT':                                  $  2,500,000.00
                  TARGET AMOUNT OF INSURANCE                 $  2,500,000.00
                  INITIAL ANNUAL CONTRACT
                  PREMIUM (see Page 1)                                          $28,475.00

                  DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE
                  1996 DIVIDEND SCALE, 1996 PORTFOLIO


           GUARANTEED                                                            NON GUARANTEED
                                                                                     CASH
                                                                          ANNUAL   VALUE OF
POL   CONTRACT    CASH       DEATH      PREMIUM     AMOUNT      ANNUAL     LOAN     ANNUAL    ADDITIONAL  CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE     BENEFIT     OUTLAY       SURR.       LOAN    INTEREST  DIVIDEND    INSURANCE  VALUE   INSURANCE  BENEFIT

       B-O-Y    E-O-Y       B-O-Y        B-O-Y       B-O-Y       E-O-Y     E-O-Y     E-O-Y       E-O-Y    E-O-Y     E-O-Y     E-O-Y

# 31   28475   1352500      2500000          0     28475          0      35808       64450     319267   1188362    520735    1537360
# 32   28475   1412500      2500000          0     28475          0      38672       68600     380280   1270703    600844    2578767
# 33   28475   1470000      2500000          0     28475          0      41766       72525     449499   1355656    688972    2625129
# 34   28475   1527500      2500000          0     28475          0      45107       76300     527297   1445847    785136    2676186
# 35   28475   1582500      2500000          0     28475          0      48716       80050     614152   1538986    889586    2731920

# 36   28475   1637500      2500000          0     28475          0      52613       83700     710565   1637786   1002674    2792395
# 37   28475   1690000      2500000          0     28475          0      56822       87350     817017   1739916   1124811    2857110
# 38   28475   1740000      2500000          0     28475          0      61368       91050     934064   1845595   1256629    2928160
# 39   28475   1787500      2500000          0     28475          0      66278       94625    1062095   1954848   1398469    3003722
# 40   28475   1832500      2500000          0     28475          0      71580       97900    1201354   2067527   1550475    3084143

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.
         # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement


                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER

                  PREPARED FOR:             AND
                  PRESENTED BY:             Agent


                  MALE                      PREFERRED NONSMOKER   47
                  FEMALE                    PREFERRED NONSMOKER   45

                  ISSUE STATE:      OH
                  FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH
                  BENEFIT':                                    $  2,500,000.00
                  TARGET AMOUNT OF INSURANCE                   $  2,500,000.00
                  INITIAL ANNUAL CONTRACT
                  PREMIUM (see Page 1)                                          $28,475.00


                  DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE
                  1996 DIVIDEND SCALE, 1996 PORTFOLIO

           GUARANTEED                                                                    NON GUARANTEED
                                                                                                 CASH
                                                                          ANNUAL               VALUE OF
POL   CONTRACT    CASH       DEATH      PREMIUM     AMOUNT      ANNUAL     LOAN     ANNUAL    ADDITIONAL  CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE     BENEFIT     OUTLAY       SURR.       LOAN    INTEREST  DIVIDEND    INSURANCE  VALUE   INSURANCE  BENEFIT

       B-O-Y    E-O-Y       B-O-Y        B-O-Y       B-O-Y       E-O-Y     E-O-Y     E-O-Y       E-O-Y    E-O-Y     E-O-Y     E-O-Y

# 41   28475   1877500      2500000          0     28475          0      77306      100825    1351969   2185836   1712589    3168955
# 42   28475   1917500      2500000          0     28475          0      83491      103375    1514046   2304422   1884666    3257542
# 43   28475   1957500      2500000          0     28475          0      90170      105500    1687705   2427911   2066418    3349124
# 44   28475   1995000      2500000          0     28475          0      97384      106850    1872537   2552859   2256830    3442152
# 45   28475   2035000      2500000          0     28475          0     105174      107875    2068978   2681426   2455673    3535821

# 46   28475   2072500      2500000          0     28475          0     113588      108875    2278072   2817132   2663229    3629789
# 47   28475   2110000      2500000          0     28475          0     122675      109350    2499974   2953859   2878397    3722268
# 48   28475   2152500      2500000          0     28475          0     132489      111650    2740186   3104082   3105907    3817503
# 49   28475   2195000      2500000          0     28475          0     143088      113375    2999167   3262475   3344253    3912831
# 50   28475   2240000      2500000          0     28475          0     154535      115100    3278076   3431849   3594343    4008115

         The Contract Premium is required in each policy year. Any Premium Outlay shown to be less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any Loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.
         # The Premium Outlay for these years illustrates the use of dividends which are not guaranteed an/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement


                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

                 SURVIVORSHIP WHOLE LIFE (METLIFE ESTATE SAVER)
                                 STANDARD LEDGER


PREPARED FOR:                AND
PRESENTED BY:                Agent

MALE                         PREFERRED NONSMOKER              47
FEMALE                       PREFERRED NONSMOKER              45

ISSUE STATE:  OH
FACE AMOUNT OF INSURANCE - 'GUARANTEED DEATH BENEFIT':
                                                               $2,500,000.00
TARGET AMOUNT OF INSURANCE                                     $2,500.000.00
INITIAL ANNUAL CONTRACT PREMIUM (see Page 1):
                                                                                $28,475.00

DIVIDENDS BUY PAID-UP ADDITIONAL INSURANCE                    1996 DIVIDEND SCALE, 1996 PORTFOLIO


           GUARANTEED                                                                    NON GUARANTEED
                                                                                                 CASH
                                                                          ANNUAL               VALUE OF
POL   CONTRACT    CASH       DEATH      PREMIUM     AMOUNT      ANNUAL     LOAN     ANNUAL    ADDITIONAL  CASH   ADDITIONAL   DEATH
YEAR   PREMIUM    VALUE     BENEFIT     OUTLAY       SURR.       LOAN    INTEREST  DIVIDEND    INSURANCE  VALUE   INSURANCE  BENEFIT

       B-O-Y    E-O-Y       B-O-Y        B-O-Y       B-O-Y       E-O-Y     E-O-Y     E-O-Y       E-O-Y    E-O-Y     E-O-Y     E-O-Y

# 51   28475   2287500      2500000          0     28475          0     166898      118300    3579203   3613578   3858106    4104910
# 52   28475   2332500      2500000          0     28475          0     180250      118750    3901122   3800247   4135086     420170
# 53   28475   2380000      2500000          0     28475          0     194760      119275    4248592   4000547   4430001    4301966
# 54   28475   2420000      2500000          0     28475          0     210244      119700    4613789   4195500   4744744    4406455
# 55   28475   2500000      2500000          0     28475          0     227063      120150    4936993   4371641   4936993    4371641


                  The Contract Premium is required in each policy year. Any Premium Outlay shown to be Less than the Contract Premium relies on dividends and/or certain other policy values to make up the difference. Dividends which are based on the 1996 dividend scale cannot be guaranteed and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay, non-guaranteed values and benefits are likely to be more or less favorable than those illustrated. But your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIE premium or repay any loan) and your values and benefits will not be less than the amounts shown under the columns designated as guaranteed (except for any surrenders and loans). This illustration is not valid unless accompanied by the Supplemental Footnotes beginning on page 10.

                  # The Premium Outlay for three years illustrates the use of dividends which are not guaranteed and/or other policy values. As dividends vary, the Premium Outlay may be more or less than the amount shown. Please refer to page 13 for an explanation of the Accelerated Payment Arrangement.



                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           95121H1 (exp 1296) MLIC-LD

                              The Explanatory Notes
                                 STANDARD LEDGER

PREMIUM OUTLAY -- Shows the results if the January 1996 dividend scale continues without change. Dividends are not guaranteed and may increase or decrease in the future. If the future dividends decrease, it is possible that dividends and any Paid-Up Additions Rider Cash Value will not be sufficient in some future years to fund the full Contract Premium, and some additional out-of-pocket cash outlay will be required. The amount of any additional cash outlay will depend on the level of coverage to remain in force. This column also reflects any cash surrenders and/or loans.

GUARANTEED CASH VALUE - The total as of the end of the policy year of the Guaranteed Cash Value of the base policy, plus the Guaranteed Cash Value of the Supplemental Insurance Benefit, if any (calculated using guaranteed maximum term rates and no dividends), plus the Paid-Up Additions Rider Guaranteed Cash Value, if any. All value assume no dividends are paid, no loans or cash surrenders are made, and all Contract Premiums have been paid, when due, through that year.

GUARANTEED DEATH BENEFIT - The total of the Face Amount of insurance under the base policy, any guaranteed coverage under Supplemental Insurance Benefit coverage (calculated using guaranteed maximum term rates and no dividends), any Four Year Term Insurance Rider coverage, and any Guaranteed Paid-Up Additions Rider Death Benefit. It does not include the Death Benefit of any First-to-Die Rider.

NON-GUARANTEED CASH VALUE- The total as of the end of the year of the Guaranteed Cash Value of the base policy, plus the Non-Guaranteed Paid-Up Additions Rider Cash Value, if any, plus the Cash Value of Paid- Up Insurance purchased by dividends and under the Supplemental Insurance Benefit, if any, plus accumulated dividends, if any, plus the end of year dividend, if any, minus any outstanding loans and loan interest due. This column reflects any cash surrenders shown.

NON-GUARANTEED ADDITIONAL INSURANCE - Includes the Death Benefit of Paid-Up Additional Insurance purchase by dividends and under the Supplemental Insurance Benefit, if any. It does not include any values under the Paid-Up Additions Rider.

NON-GUARANTEED DEATH BENEFIT - Includes the Face Amount of insurance under the base policy, the Death Benefit of Paid-Up Additional Insurance purchased by dividends, if any, plus the accumulated dividends, if any, the Death Benefit of the Paid-Up Additions Rider, if any, the Death Benefit of the Supplemental Insurance Benefit, if any, the Death Benefit of the Four Year Term Rider Insurance, if any, minus any outstanding loan and loan interest due. It does not include the Death Benefit of the First-to-Die Rider, if any. This column reflects any cash surrenders shown.

AMOUNT SURRENDERED - Includes any amounts surrendered from any dividend balances and/or Paid-Up Rider values.

DIVIDEND INFORMATION - DividenDs, which are based on the January 1996 scale, cannot be guaranteed, and are likely to be changed by MetLife over time. As a result, your policy's Premium Outlay and non- guaranteed values and benefits are likely to be more or less favorable than those illustrated. However, your Premium Outlay will not exceed the required Contract Premium (unless you increase the SIB premium or repay any loan), and your values and benefits will not be less than the amounts shown in the guaranteed values columns (except for any surrenders and loans).

TAX NOTE - The inclusion of the Paid-UP Additions Rider, the Four Year Term Rider, or the First-to-Die Rider may cause this policy to be considered a modified endowment contract (MEC) for federal income tax purposes. If so, amounts you receive, including loans proceeds, will be subject to federal income tax to the extent of any gain in your policy. Taxable amounts are also generally subject to a 10 percent additional tax unless you are at least age 59 1/2 when such amounts are received. Please consult your tax or legal advisor for possible tax implications.

ISSUE OF INSURANCE - Any application for insurance will be subject to MetLife's underwriting rules.

LOAN INTEREST- This illustration is based on an adjustable loan interest rate of 8.00%. Actual rates may differ and are subject to change on each policy anniversary.


                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIO-LD

INTEREST ADJUSTED INDEXES - These indexes provide a means for evaluating the comparative cost of the policy under stated assumptions. They can be useful in comparing similar plans of insurance, a lower index being better than a higher one. These indexes reflect the time value of money.

Indexes are approximate because they involve assumptions, including the rate of interest used, the dividends being paid in cash and the continuation of current dividend scales. Indexes apply to the basic policy only. They exclude the Supplemental Insurance Benefit, if any, as well as any optional riders such as disability waiver.

Interest adjusted indexes based on a 5.00% interest rate for the basic policy:

                                            END OF           END OF
                                            10 YRS           20 YRS
LIFE INSURANCE NET PAYMENT COST INDEX       8.53             6.82
LIFE INSURANCE SURRENDER COST INDEX         1.03             1.34
EQUIVALENT LEVEL ANNUAL DIVIDEND            286              4.57







                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

After premiums for your policy have been paid for a number of years, the Accelerated Payment arrangement allows you to choose to pay future premiums, as they fall due, through the use of accumulated dividends, and Paid-Up Additions Rider cash value, if any. When you wish to start this procedure, ask your Metropolitan Life Sales Representative to confirm that the dividends credited to your policy and the Paid-Up Additions Rider cash value, if any, together with future dividends based on the scale then in effect, are sufficient to accomplish this objective. If values are sufficient, the procedure will make future premium payments annually (no out-of-pocket cash outlay from you). Your Sales Representative will assist you in making this change, if necessary, and in putting this procedure in effect.

The number of years illustrated that out-of-pocket premium payments are required under the Accelerated Payment arrangement is based upon the dividend scale in effect at the time the policy is issued. Dividends, however, are not guaranteed. Changes in dividend scales may increase or decrease the number of years for which out-of-pocket premiums need to be paid. Also, if future dividend scales decrease after this Accelerate Payment procedure is started, it is possible that values may not be sufficient in some future years to pay the then full current premium, again requiring out-of-pocket payment of the insufficient amount.

The Accelerated Payment arrangement increases your flexibility. When dividends are sufficient, you may stop your out-of-pocket outlay or continue to pay your premiums as you normally do. Even if you have chosen to pay premiums by the Accelerated Payment arrangement, you may return to paying your premiums directly at any time.




                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

BENEFITS THAT MAY BE AVAILABLE
------------------------------
The following are descriptions of benefits provided under the contract or by riders that may be included with your policy, only at issue. These benefits, are subject to certain limitations and exclusions which are not described below, and, may not be available with all policies and in all states. For full details, ask to see a specimen contract and/or rider.


DISABILITY WAIVER OF PREMIUMS BENEFIT
-------------------------------------
This benefit will be available, at the policyowner's option, an either or both of the insureds. Provides that, if a covered insured becomes totally disabled, as described in the rider, before age 60 and such disability lasts for at least six months, the full premium for the base policy and the Four Year Term Insurance Rider and the First-to- Die Rider will be waived while total disability continues. Premiums for any Paid-Up Additions Rider benefit or for the Supplemental Insurance Benefit will not be paid by this benefit. If the totally disabled insured dies, the premium payments will resume. There is also a limited waiver benefit for total disability occurring between ages 60 and 65.

PAID-UP ADDITIONAL INSURANCE BENEFIT
------------------------------------
Provides for the purchase of additional paid-up insurance payable at the death of the second insured to die and which generates additional cash values. This rider also provides the potential for greater premium flexibility and for advancing the year when cash premium payments are no longer required under the Accelerated Payment arrangement.

FOUR YEAR TERM RIDER (ESTATE PROTECTION RIDER)
----------------------------------------------
Application where the policy is to be transferred to a trust, or other third party owner, shortly after issue. This rider is intended to offset the possibility that the proceeds of the policy could be includible in the taxable estate of the second insured to die if such a transfer were to occur within years of death.

FIRST-TO-DIE RIDER
------------------
This rider provides level tern insurance on both insured lives with the death benefit payable at the death of the first insured to die. The term of the coverage can be either 10, 15, or 20 years, subject to issue age limitations.

SUPPLEMENTAL INSURANCE BENEFIT (SIB)
------------------------------------
This benefit allows the policyholder to buy a combination of term insurance and paid-up additional insurance to supplement the fact amount of insurance. If this benefit is to be used, it must be elected at the time of issue.

POLICY SPLIT OPTION
-------------------
This option allows the policyholder to convert the Survivorship Whole Life base policy and any Supplemental Insurance Benefit, any Paid-Up Additions Rider, and any accumulated dividends into two separate single life policies, one on the life of each of the insureds. This option is only available when the two insureds are married to each other at the time the policy was issued and may only be exercised in certain situations and is not available in all states.



                       METROPOLITAN LIFE INSURANCE COMPANY
                   One Madison Avenue, New York, NY 10010-3690
                           951211HI (exp 1296) MLIC-LD

                                POLICY FACT SHEET





                                                         INSURED #1                 INSURED #2
NAME........................................
SEX.........................................              MALE                       FEMALE
AGE LAST BIRTHDAY...........................              47
RATING CLASS................................              PREFERRED (47)             PREFERRED (45)
SMOKING STATUS..............................              NONSMOKER                  NONSMOKER
SPECIAL RATING CLASS........................              NONE (0)                   NONE  (0)
                                                          NONE (0)                      NONE  (0)

ISSUE STATE.................................              OH

COVERAGES:
    GUARANTEED BASIC FACT AMOUNT.....................................................    $2,500,000
    NON GUARANTEED SUPPLEMENTAL INSURANCE BENEFIT....................................    $        0
    FOUR YEAR TERM RIDER.............................................................    $        0
    FIRST-TO-DIE RIDER...............................................................    $        0
    DISABILITY WAIVER................................................................INSURED 1... NO
    DISABILITY WAIVER................................................................INSURED 2... NO
    NON GUARANTEED PAID-UP ADDITIONS RIDER...........................................             NO

INITIAL PREMIUMS:
    BASIC POLICY PREMIUM....................................................... $  28,475.00 15,341.25   2,557.50
       DISABILITY WAIVER INSURED 1............................................. $       0.00      0.00       0.00
       DISABILITY WAIVER INSURED 2............................................. $       0.00      0.00       0.00
    NON GUARANTEED SUPPL INS BEN (0)........................................... $       0.00      0.00       0.00
       ADDITIONAL DUMP-IN (SIB)................................................ $       0.00
    PLANNED SIB BILLABLE PREMIUM............................................... $       0.00      0.00       0.00
    FOUR YEAR TERM RIDER....................................................... $       0.00      0.00       0.00
    FIRST-TO-DIE RIDER......................................................... $       0.00      0.00       0.00
    NON GUARANTEED PAID-UP RIDER............................................... $       0.00
       ADDITIONAL DUMP-IN (PUAR)............................................... $       0.00

7 PAY GUIDELINE PREMIUM........................................................          $    58,750.00
UNDERWRITING AMOUNT FOR PUAR...................................................          $         0.00
PRF NSM PREMIUM FOR PUAR.......................................................          $    28,400.00
NON GUARANTEED INITIAL PUAR DEATH BENEFIT......................................          $         0.00
NON GUARANTEED DEATH BENEFIT...................................................          $ 2,500,000.00


INITIAL AMOUNT OF SIB PAID-UP ADDITIONS                                                  $         0
INITIAL AMOUNT OF SIB ONE-YEAR TERM INS                                                  $         0


                             ACCOUNT REPRESENTATIVE:
                    THIS FORM MUST BE ATTACHED TO APPLICATION